Exhibit 10.2

ELEVENTH AMENDMENT TO
MASTER TRANSACTION AGREEMENT

This Eleventh Amendment to the Master Transaction Agreement (this “Amendment”), dated as of May 29, 2009 (the “Amendment Date”), by and among MXEnergy Inc., a Delaware corporation (the “Counterparty”), MXEnergy Holdings Inc. (the “Parent”) and certain Subsidiaries thereof, as guarantors (collectively, the “Guarantors”), and Societe Generale, as hedge provider (the “Hedge Provider”).

PRELIMINARY STATEMENTS

A.        Reference is made to each of (i) the Master Transaction Agreement, dated as of August 1, 2006 (as amended by (A) the First Amendment to Master Transaction Agreement dated as of April 6, 2007, (B) the Second Amendment to Master Transaction Agreement dated as of December 17, 2007, (C) the Third Amendment to Master Transaction Agreement dated as of May 12, 2008, (D) the Fourth Amendment to Master Transaction Agreement dated as of July 31, 2008, (E) the Fifth Amendment to Master Transaction Agreement dated as of September 30, 2008, (F) the Sixth Amendment to Master Transaction Agreement dated as of November 4, 2008, (G) the Seventh Amendment to Master Transaction Agreement dated as of November 7, 2008, (H) the Eighth Amendment to Master Transaction Agreement dated as of November 17, 2008, (I) the Ninth Amendment to Master Transaction Agreement dated as of March 16, 2009 (the “Ninth Amendment”), and (J) the Tenth Amendment to the Master Transaction Agreement dated as of May 15, 2009 (the original Master Transaction Agreement, as amended through the Tenth Amendment, being herein referred to as the “Master Transaction Agreement”), among the Counterparty, the Guarantors and the Hedge Provider, (ii) the ISDA Master Agreement (as defined in the Master Transaction Agreement and amended to date), and (iii) the Credit Agreement (as defined in the Master Transaction Agreement and amended to date);

B.         The Counterparty and the Guarantors have requested that the Counterparty amend the Master Transaction Agreement;

C.         The Hedge Provider is willing to amend the Master Transaction Agreement on the terms and conditions set forth herein; and

D.         The Hedge Provider and the Counterparty have agreed to certain other matters relating to the foregoing as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.           Definitions. Unless otherwise specifically provided herein, capitalized tenns used but not defined herein shall have the meanings specified in the Master Transaction Agreement, the ISDA Master Agreement or the Credit Agreement (as applicable).

Section 2.           Amendments to Master Transaction Agreement. The Master Transaction Agreement is hereby amended, effective as of the Amendment Date, as follows:

(a)        The fourth and fifth paragraphs of the definition of “Milestone” are hereby amended and restated in their entirety as follows:

(iv) June 8, 2009, the Borrowers shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders an executed contract for a Liquidity Event acceptable to all of such parties that does not contemplate any financing from any of the Revolving Lenders (excluding any Revolving Lender that separately agrees to participate in any such financing of a Liquidity Event); and

(v) June 8, 2009, a Liquidity Event shall be consummated.

(b)      The Master Transaction Agreement is hereby amended to provide that the Counterparty hereby agrees to deliver to the Hedge Provider as soon as available (i) fully executed term sheets pertaining to the Liquidity Event and (ii) copies of all bondholder consents and agreements required under the Liquidity Event terms and conditions.

(c)       Section 2.06(a) of the Master Transaction Agreement is hereby amended (1) to change the limit on Natural Gas Hedging Position Volumes in respect of all Natural Gas Hedging Transactions from time to time in effect between the Hedge Provider and the Counterparty (as determined by the Hedge Provider) to 12 Bcf (rather than 25 Bcf), and (2) to allow new Natural Gas Hedging Transactions to be entered into after June 8, 2009 only if the Counterparty or any successor to the existing Counterparty, at such date, is acceptable to the Hedge Provider in its sole discretion.

Section 3.           Conditions to Effectiveness. This Amendment shall be effective on the date when the Hedge Provider shall have received each of the following, in form and substance satisfactory to the Hedge Provider (such date, the “Amendment Effective Date”):

(a)             counterparts of this Amendment, duly executed and delivered by the Counterparty and the Guarantors;

(b)             evidence of corporate authority satisfactory to the Hedge Provider, which may include an opinion of outside counsel, regarding the authority of Counterparty and all Guarantors to execute and deliver this Amendment and to fulfill their respective obligations hereunder;

(c)             evidence satisfactory to the Hedge Provider of any and all third party consents required in connection with this Amendment; and

(d)             a copy of a fully executed Third Amendment and Waiver amendment in regards to the May 29, 2009 Milestones.

Section 4.               Representations and Warranties. Each Transaction Party hereby jointly and severally represents and warrants to the Hedge Provider that, as of the Amendment Date and as of the Amendment Effective Date:

(a)             all representations and warranties of such Transaction Party contained in the Master Transaction Agreement and any other Transaction Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Amendment Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

(b)             no Specified Event, and no Event of Default, Termination Event or Third Party Hedge Agreement Specified Event on the part of any Transaction Party, has occurred and is continuing;

(c)             no authorization, approval, consent, waiver or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by any Transaction Party of this Amendment;

(d)             this Amendment has been duly authorized by all necessary corporate or other organizational action of each Transaction Party and has been duly executed and delivered by each Transaction Party; and

(e)             this Amendment and the Master Transaction Agreement (as amended by this Amendment) constitutes a legal, valid and binding obligation of each Transaction Party, enforceable against each Transaction Party in accordance with its terms.

Section 5.  Release.  As a material part of the consideration for the Hedge Provider to enter into this Amendment, each Transaction Party, on behalf of itself and its officers, directors, equity holders, Affiliates, successors and assigns, hereby releases and forever discharges the Hedge Provider and their respective predecessors, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, subsidiaries, and Affiliates (each a “Hedge Party”) from any and all claims, expenses, costs, causes of actions or other losses or liabilities of any nature whatsoever existing on the Eleventh Amendment Effective Date, including, without limitation, all claims, expenses, costs, causes of actions or other losses or liabilities for or in respect of contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Transaction Party may have or claim to have against any Hedge Party under, arising out of, in connection with, or in any way related to, this Amendment or any Hedge Documents.  For the avoidance of doubt, the provisions of this clause shall survive any termination of the Master Transaction Agreement, as amended hereby.

Section 6.           Consent of Guarantors; Confirmation of Guarantees and Transaction Documents. Each Guarantor hereby consents to the execution, delivery and performance of this Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Master Transaction Agreement and the terms and provisions of each other Transaction Document are, and each of the same shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 7.           Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with. the internal laws of the State of New York without regard to conflict of laws principles.

Section 8.           Entire Agreement Transaction Document.          Except to the extent specifically modified and amended by this Amendment, the Master Transaction Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment, the Master Transaction Agreement and the other Transaction Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein. This Amendment is and shall be deemed to he a Transaction Document in all respects and for all purposes.

Section 9.           Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 10.         Headings. The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 11.         Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 12.         Legal Fees. Counterparty and the Guarantors shall pay promptly upon request by the Hedge Provider, all legal fees incurred by the Hedge Provider in connection with this Amendment.

Section 13.         No Novation. The parties intend that the execution and deliver of this Amendment shall not constitute a novation of either Agreement or any Transactions thereunder.

{remainder of this page intentionally left blank}

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Date.

COUNTERPARTY:

MXENERGY INC.

By:	/s/CHAITU PARIKH
Vice President and Chief Financial Officer

GUARANTORS:

MXENERGY ELECTRIC INC. MXENERGY HOLDINGS INC. ONLINE CHOICE INC.

MXENERGY GAS CAPITAL HOLDINGS CORP. MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.

MXENERGY GAS CAPITAL CORP. MXENERGY ELECTRIC CAPITAL CORP. MXENERGY CAPITAL HOLDINGS CORP. MXENERGY CAPITAL CORP. MXENERGY SERVICES INC.

INFOMETER.COM INC.

By:	/s/CHAITU PARIKH
Vice President and Chief Financial Officer

HEDGE PROVIDER:

SOCIETE GENERALE

By:	/s/GONZAGUE BATAILLE
Managing Director
Head of Commodity Markets
The Americas